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                                                                    EXHIBIT 8(m)



                          TRUST PARTICIPATION AGREEMENT

       THIS AGREEMENT made as of the _____ day of _____, 1998, by and among SAFECO Resource Series Trust, an unincorporated business trust organized under the laws of the State of Delaware ("Trust"), SAFECO Asset Management Company, a Washington corporation ("Adviser"), and Bankers Life Insurance Company of New York ("Life Company"), a life insurance company organized under the laws of the State of New York.

       WHEREAS, Trust is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended ("'40 Act"), as an open-end, diversified management investment company; and

       WHEREAS, Trust is organized as a series fund comprised of several portfolios, with those then currently available under this Agreement being listed on Schedule A hereto, as it may be amended from time to time ("Portfolios"); and

       WHEREAS, Trust was organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts ("Variable Contracts") offered by life insurance companies through separate accounts of such life insurance companies ("Participating Insurance Companies"); and

       WHEREAS, Trust may also offer its shares to certain qualified pension and retirement plans ("Qualified Plans"); and

       WHEREAS, Trust has obtained an order from the SEC, granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the '40 Act, and Rules 6e-2(a)(2), 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Portfolios of the Trust to be sold to and held by Variable Contract separate accounts of both affiliated and unaffiliated Participating Insurance Companies and Qualified Plans (File No. 812-9658) ("Exemptive Order"); and

       WHEREAS, Life Company has established or will establish one or more separate accounts ("Separate Accounts") to offer Variable Contracts and desires to have the Trust as one of the underlying funding vehicles for certain Variable Contracts to be issued by Life Company as set forth on Schedule A hereto, as it may be amended from time to time; and

       WHEREAS, Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended, and acts as the Trust's investment adviser; and

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       WHEREAS, to the extent permitted by applicable insurance laws and regulations, Life Company intends to purchase shares of Trust to fund the aforementioned Variable Contracts and Trust is authorized to sell such shares to Life Company at net asset value.

       NOW, THEREFORE, in consideration of their mutual promises, Life Company, Trust, and Adviser agree as follows:

                         Article I. SALE OF TRUST SHARES

       1.1 Trust agrees, as provided in its Registration Statement, to make available to the Separate Accounts, and any sub-accounts thereof, shares of the selected Portfolios as listed on Schedule B hereto, as it may be amended from time to time, for investment of purchase payments of Variable Contracts allocated to the designated Separate Accounts.

       1.2 Trust agrees to sell to Life Company those shares of the selected Portfolios which Life Company orders. Orders which are sent by Life Company to Trust and received by Trust by 8:00 a.m. Pacific time, will be executed by Trust at the net asset value determined on the prior Business Day. Any orders received by Trust after 8:00 a.m. and prior to 1:00 p.m. Pacific time, will be executed by Trust at the net asset value next computed pursuant to the rules of the SEC. For purposes of this Section 1.2, Trust hereby appoints Life Company as its designee for receipt of such orders from the designated Separate Account and receipt by such designee shall constitute receipt by Trust; provided that Trust receives notice from Life Company by telephone or facsimile (or by such other means as Trust and Life Company may agree in writing) of receipt of such orders by 8:00 a.m. Pacific time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which Trust calculates its net asset value pursuant to the rules of the SEC.

       1.3 Trust agrees to redeem, on Life Company's request, any full or fractional shares of Trust held by Life Company, executing such requests on each Business Day at the net asset value next computed after receipt by Trust or its designee of the request for redemption, in accordance with the provisions of this Agreement and Trust's Registration Statement. For purposes of this Section 1.3, Life Company hereby appoints Trust as its designee for receipt of requests for redemption from the designated Separate Account and receipt by such designee shall constitute receipt by Trust; provided that Trust receives notice from Life Company by telephone or facsimile (or by such other means as Trust and Life Company may agree in writing) of receipt of such request for redemption by 8:00 a.m. Pacific time on the next following Business Day.

       1.4 In the event that Life Company's order results in a net purchase of Portfolio shares, Life Company shall pay for Portfolio shares by 11:00 a.m. Pacific time on the same Business Day that the notice of order to purchase Trust shares is made in accordance with the provisions of this section. If Life Company's order requests a net redemption resulting in a



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payment of redemption proceeds to Life Company, Trust shall normally pay and transmit the proceeds of redemptions of Portfolio shares by 11:00 a.m. Pacific time on the same Business Day that the notice of a redemption order is received in accordance with the provisions of this Agreement, unless doing so would require Trust to dispose of Portfolio securities or otherwise incur additional costs. In any event, proceeds shall be wired to Life Company within three (3) Business Days or such longer period permitted by the '40 Act or the rules, orders or regulations thereunder, and Trust shall notify the person designated in writing by Life Company as the recipient for such notice of such delay by 1:00 p.m. Pacific time the same Business Day that Life Company transmits the redemption order to Trust. If Life Company's order requests the application of redemption proceeds from the redemption of shares to the purchase of shares of another fund advised by Adviser, Trust shall so apply such proceeds the same Business Day that Life Company transmits such order to Trust. Any payment made pursuant to this Section 1.4 shall be in federal funds transmitted by wire.

       1.5 Trust will provide to Life Company closing net asset value per share for the selected Portfolio(s) at the close of trading each Business Day. In any event, Trust shall use its best efforts to make the net asset value per share for each Portfolio available by 3:30 p.m. Pacific time each Business Day, and as soon as reasonably practicable after the net asset value per share for each Portfolio is calculated, and shall calculate such net asset value in accordance with the Trust's Registration Statement. Any material error in the calculation of the net asset value of the Portfolios shall be reported immediately to Life Company.

       1.6 At the end of each Business Day, Life Company shall use the information described in Section 1.5 to calculate Separate Account unit values for the day. Using these unit values, Life Company shall process each such Business Day's Separate Account transactions based on requests and premiums received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. New York time) to determine the net dollar amount of Trust shares which shall be purchased or redeemed at that day's closing net asset value per share. The net purchase or redemption orders so determined shall be transmitted to Trust by Life Company by 8:00 a.m. Pacific time on the Business Day next following Life Company's receipt of such requests and premiums in accordance with the terms of Sections 1.2 and 1.3 hereof. Orders will be sent directly, via facsimile (or by such other means as Trust and Life Company may agree in writing), to Trust or such other person as the Trust may designate.

       1.7 Trust agrees that all shares of the Portfolios will be sold only to Participating Insurance Companies which have agreed to participate in Trust to fund their separate accounts and/or to Qualified Plans, all in accordance with the requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code") and Treasury Regulation 1.817-5. Shares of the Portfolios will not be sold directly to the general public.

       1.8 Trust shall furnish, on or before the ex-dividend date, notice to Life Company of any income dividends or capital gain distributions payable on the shares of any Portfolio. Life


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Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of the Portfolio. Trust shall notify Life Company or its designee of the number of shares so issued as payment of such dividends and distributions.

       1.9 Trust may refuse to sell shares of any Portfolio to any person or suspend or terminate the offering of the shares of or liquidate any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Trustees of the Trust (the "Board"), acting in good faith and in light of its duties under federal and any applicable state laws, deemed necessary, desirable or appropriate and in the best interests of the shareholders of such Portfolios.

       1.10 Issuance and transfer of Portfolio shares will be by book entry only. Stock certificates will not be issued to Life Company or the Separate Accounts. Shares ordered from the Portfolio(s) will be recorded in appropriate book entry titles for the Separate Accounts.

       1.11 Each party has the right to rely on information or confirmations provided by each other party (or by any affiliate of each other party) and shall not be liable in the event that an error is a result of any misinformation supplied by any other party or any such affiliate. If a mistake is caused in supplying such information or confirmations, which results in a reconciliation with incorrect information, the amount required to make a Variable Contract owner's or participant's account whole shall be borne by the party providing the incorrect information.

                   Article II. REPRESENTATIONS AND WARRANTIES

       2.1 Life Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of its state of domicile and that it has legally and validly established each Separate Account as a segregated asset account under such laws, and that IL Securities, Inc., the principal underwriter for the Variable Contracts, is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended.

       2.2 Life Company represents and warrants that it has registered or, prior to any issuance or sale of the Variable Contracts, will register and maintain the registration of each Separate Account as a unit investment trust in accordance with the provisions of the '40 Act, unless an exemption from registration is available.

       2.3 Life Company represents and warrants that the Variable Contracts will be registered under the Securities Act of 1933, as amended ("'33 Act") unless an exemption from registration is available prior to any issuance or sale of the Variable Contracts and that the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and further that the sale of the Variable Contracts shall comply in all material respects with applicable state insurance law suitability requirements.


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       2.4 Life Company represents and warrants that the Variable Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify Trust immediately upon having a reasonable basis for believing that the Variable Contracts have ceased to be so treated or that they might not be so treated in the future.

       2.5 Life Company represents and warrants that its directors, officers, and employees, if any, dealing with the money and/or securities of Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than $2 million. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. Life Company agrees that any amounts received under such bond that arise from the arrangements contemplated by this Agreement shall be held by Life Company for the benefit of Trust.

       2.6 Adviser and Trust represent and warrant that their directors, officers, and employees, if any, dealing with the money and/or securities of Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the '40 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. Adviser and Trust agree that any amounts received under such bond that arise from the arrangements contemplated by this Agreement shall be held by them for the benefit of Trust.

       2.7 Adviser and Trust make no representation as to whether any aspect of Trust's operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states. Trust agrees that it will make every reasonable effort to remain in material compliance with the applicable laws of such states of whose requirements Life Company informs it.

       2.8 Trust represents and warrants that it is duly organized and in good standing under the laws of its state of domicile and that it is in compliance and will comply in all material respects with the '40 Act.

       2.9 Trust represents and warrants that Trust shares offered and sold pursuant to this Agreement will be registered under the '33 Act and sold in accordance with all applicable federal and state laws, and Trust shall be registered under the '40 Act prior to and at the time of any issuance or sale of such shares. Trust, subject to Section 1.9 above, shall amend its Registration Statement under the '33 Act and the '40 Act from time to time as required in order to effect the continuous offering of its shares. Trust shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by Trust.



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       2.10 Trust represents and warrants that each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5, and will notify Life Company immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance.

       2.11 Trust represents and warrants that each Portfolio invested in by the Separate Account intends to elect to be treated as a "regulated investment company" under Subchapter M of the Code, and to qualify for such treatment for each taxable year and will notify Life Company immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

       2.12 Adviser represents and warrants that it is and will remain duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and licensed in all material respects under all applicable federal and state securities laws and shall perform its obligations hereunder in compliance in all material respects with any applicable state and federal laws.


                  Article III. PROSPECTUS AND PROXY STATEMENTS

       3.1 Trust shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of Trust. Trust shall bear the costs of registration and qualification of shares of the Portfolios, preparation and filing of the documents listed in this Section 3.1 and all taxes and filing fees to which an issuer is subject on the issuance and transfer of its shares.

       3.2 At least annually, Trust or its designee shall provide Life Company with the current prospectus, statement of additional information and any supplements thereto for the shares of the Portfolios listed on Schedule A, in the form of "camera ready" copy as set in type or, at the request of Life Company, as a diskette in the form sent to the financial printer. Trust shall be responsible for providing the prospectus and/or statement of additional information in the format (i.e., "camera ready" or diskette) in which it is accustomed to formatting prospectuses and/or statements of additional information and shall bear the expense of providing the prospectus and/or statement of additional information, and any supplements thereto, in such format (e.g. typesetting expenses), and Life Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses and/or statements of additional information. At Life Company's option and expense, once a year (or more frequently if the prospectus and/or statement of additional information for the shares is supplemented or amended), Life Company may cause Trust's prospectus and/or statement of additional information to be printed separately and/or together in one document with the



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prospectus and/or statement of additional information for other investment companies and/or for the Variable Contracts. Life Company shall be responsible for the costs of printing Trust's prospectus and/or statement of additional information, either separately or in combination as aforesaid, and of distribution to existing Variable Contract owners ("Owners") whose Variable Contracts are funded by such shares and to prospective purchasers of Variable Contracts.

       3.3 Trust will provide Life Company with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to Trust or the Portfolios promptly after the filing of each such document with the SEC or other regulatory authority. The prospectus for the Portfolios shall state that the statement of additional information for the Portfolios is available from Trust or its designated agent, and such statement shall be provided free of charge to any Variable Contract Owner or participant who requests a copy. Life Company will provide Trust with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to a Separate Account promptly after the filing of each such document with the SEC or other regulatory authority.

       3.4 Trust currently does not make and does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the '40 Act or otherwise, although it may make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, Trust undertakes to have its Board of Trustees, a majority of whom are not interested persons of Trust, formulate and approve any plan under Rule 12b-1 to finance distribution expenses. Trust will notify Life Company of the adoption of any plan under Rule 12b-1.

                           Article IV. SALES MATERIALS

       4.1 Life Company will furnish, or will cause to be furnished, to Trust and Adviser for review, each piece of sales literature or other promotional material in which Trust, or any selected Portfolio thereof, or Adviser is named, before such material is submitted to any regulatory body for review, and in any event, at least fifteen (15) Business Days prior to its use. No such material will be used if Trust or Adviser objects to its use in writing within fifteen
(15) Business Days after receipt of such material.

       4.2 Advertising and sales literature with respect to Life Company, the Separate Accounts and/or the Variable Contracts prepared by Trust, Adviser or any affiliate thereof will be submitted to Life Company for review before such material is submitted to any regulatory body for review, and in any event, at least fifteen (15) Business Days prior to its use. No such material will be used if Life Company objects to its use in writing within fifteen (15) Business Days after receipt of such material.



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       4.3 Trust and its affiliates and agents shall not give any information or make any representations on behalf of Life Company or concerning Life Company, the Separate Accounts or the Variable Contracts issued by Life Company, other than the information or representations contained in a registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports of the Separate Accounts or reports prepared for distribution to Owners of such Variable Contracts, or in sales literature or other promotional material approved by Life Company or its designee, without the written permission of Life Company.

       4.4 Life Company and its affiliates and agents shall not give any information or make any representations on behalf of Trust or concerning Trust other than the information or representations contained in a Registration Statement or prospectus for Trust, as such Registration Statement and prospectus may be amended or supplemented from time to time, or in reports of the Trust or reports prepared for distribution to owners of shares of the Trust or for Owners of the Variable Contracts, or in sales literature or other promotional material approved by Trust or its designee, without the written permission of Trust.

       4.5 For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, electronic media, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. ("NASD") rules, the '40 Act or the '33 Act.

       4.6 Trust and Adviser agree and acknowledge that Life Company has applied for trademark protection of the marks "Visionary", "Visionary Variable Annuity", and "Visionary Choice Variable Annuity" (collectively, the "Visionary Marks") and that Life Company believes it will be granted exclusive rights to the Visionary Marks in the field of insurance underwriting. Trust and Adviser further agree and acknowledge that all use of any designation comprised in whole or in part of the Visionary Marks under this Agreement shall inure to the benefit of Life Company. Except as provided in Section 4.2, neither Trust nor Adviser shall use any Visionary Marks on behalf of itself or any affiliate in any registration statement, advertisement, sales literature or other materials without the prior written consent of Life Company. Except as provided in Section 4.1, Life Company shall not use the "SAFECO" name on behalf of itself or any affiliate in any registration statement, advertisement, sales literature or other materials without the prior written consent of Trust and Advisor. Upon

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termination of this Agreement for any reason, Trust and Adviser shall cease all use of any Visionary Marks and Life Company shall cease all use of the "SAFECO" name as soon as reasonably practicable.

                 Article V. ADMINISTRATION OF SEPARATE ACCOUNTS

       5.1 Administrative services to Owners/participants of the Variable Contracts issued by Life Company shall be the responsibility of Life Company and shall not be the responsibility of Trust or Adviser. Adviser recognizes Life Company as the sole shareholder of fund shares issued under this Agreement. From time to time, Adviser may pay amounts from its past profits to Life Company for providing certain administrative services for Trust or its Portfolios, or for providing Owners with other services that relate to Trust. These services may include, among other things, sub-accounting services, answering inquiries of Owners regarding the Portfolios, transmitting, on behalf of Trust, proxy statements, annual reports, updated prospectus and other communications to Variable Contract Owners regarding Trust and its Portfolios and such other related services as Trust and Life Company may from time to time agree. In consideration of the savings resulting from such arrangement, and to compensate Life Company for its costs, Adviser agrees to pay to Life Company an amount equal to 25 basis points (0.25%) per annum of the average aggregate amount invested by Life Company in the Portfolios under this Agreement. Payment of such amounts by Adviser will not increase the fees paid by Trust, the Portfolios or their shareholders.

       5.2 The parties agree that Adviser's payments to Life Company are for administrative services only and do not constitute payment in any manner for investment advisory services or for costs of distribution.

       5.3 For the purposes of computing the administrative fee reimbursement contemplated by this Article V, the average aggregate amount invested by Life Company over a one-month period shall be computed by totaling Life Company's aggregate investment (share net asset value multiplied by total number of shares held by Life Company) on each Business Day during the month and dividing by the total number of Business Days during each month.

       5.4 Adviser will calculate the reimbursement of administrative expenses at the end of each calendar quarter and will make such reimbursement to Life Company within thirty (30) days thereafter. The reimbursement check will be accompanied by a statement showing the calculation of the monthly amounts payable by Adviser and such other supporting data as may be reasonably requested by Life Company.

                         Article VI. POTENTIAL CONFLICTS

       6.1 Life Company has received a copy of the amended and restated application for exemptive relief filed by Trust and certain affiliates on December 20, 1995 with the SEC and the Exemptive Order issued by the SEC on January 17, 1996, in response thereto. Life


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Company has reviewed the conditions to the requested relief set forth in such application for exemptive relief.

       6.2 The Board will monitor Trust for the existence of any material irreconcilable conflict between the interests of Variable Contract Owners of all separate accounts investing in Trust. A material irreconcilable conflict may arise for a variety of reasons, which may include: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of Trust are being managed;
(e) a difference in voting instructions given by Variable Contract Owners; and
(f) a decision by a Participating Insurance Company to disregard the voting instructions of Variable Contract Owners.

       6.3 Life Company will report any potential or existing conflicts to the Board. Life Company will be responsible for assisting the Board in carrying out its duties in this regard by providing the Board with all information reasonably necessary for the Board to consider any issues raised, including, but not limited to, an obligation by the Life Company to inform the Board whenever it has determined to disregard Variable Contract Owner voting instructions. These responsibilities of Life Company will be carried out with a view only to the interests of the Variable Contract Owners.

       6.4 If a majority of the Board or majority of its disinterested members determines that a material irreconcilable conflict exists affecting Life Company, Life Company, at its expense and to the extent reasonably practicable (as determined by a majority of the Board's disinterested members), will take any steps necessary to remedy or eliminate the material irreconcilable conflict as determined by a majority of the Board's disinterested members, including: (a) withdrawing the assets allocable to some or all of the Separate Accounts from Trust or any Portfolio thereof and reinvesting those assets in a different investment medium, which may include another Portfolio of Trust, or another investment company; (b) submitting the question as to whether an alternative investment should be implemented to a vote of all affected Variable Contract Owners and as appropriate, segregating the assets of any appropriate group (i.e. variable annuity or variable life insurance contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract Owners the option of making such a change; and (c) establishing a new registered management investment company (or series thereof) or managed separate account. If a material irreconcilable conflict arises because of Life Company's decision to disregard Variable Contract Owner voting instructions, and that decision represents a minority position or would preclude a majority vote, Life Company may be required, at the election of Trust, to withdraw the Separate Account's investment in Trust, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Variable Contract Owners.



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       For the purposes of this Section 6.4, a majority of the disinterested members of the Board shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict but in no event will Trust or Adviser (or any other investment adviser of Trust) be required to establish a new funding medium for any Variable Contract. Further, Life Company shall not be required by this Section 6.4 to establish a new funding medium for any Variable Contracts if any offer to do so has been declined by a vote of a majority of Variable Contract Owners materially and adversely affected by the material irreconcilable conflict.

       6.5 Trust shall give Life Company prompt written notice of the Board's determination of the existence of a material irreconcilable conflict and its implications.

       6.6 No less than annually, Life Company shall submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out its obligations under this Article VI. Such reports, materials and data shall be submitted more frequently if deemed appropriate by the Board.

                               Article VII. VOTING

       7.1 Life Company will provide pass-through voting privileges privileges to all Variable Contract Owners so long as the SEC continues to interpret the '40 Act as requiring pass-through voting privileges for Variable Contract Owners. Variable Contract Owners to whom Life Company will provide pass-through voting privileges pursuant to this Agreement are hereinafter referred to as "Pass-through Voters." Accordingly, Life Company, when applicable, will distribute to Pass-through Voters all proxy material furnished by Adviser and will vote shares of the Portfolios held in its Separate Accounts in a manner consistent with voting instructions timely received from Pass-through Voters. Life Company will be responsible for assuring that each of its Separate Accounts that participates in Trust calculates voting privileges in a manner consistent with other Participating Insurance Companies. Life Company will vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as it votes those shares for which it has received voting instructions. Life Company reserves the right to disregard the voting instructions of Pass-through Voters to the extent such action is permitted by Rules 6e-2 or 6e-3(T) under the '40 Act and is permitted under applicable state insurance laws affecting Trust.

       7.2 Trust shall notify Life Company of Trust's intent to file proxy solicitation materials with the SEC as soon as practicable prior to such filing. Life Company and its agents shall not oppose or interfere with the solicitation of proxies for Portfolio shares held for Pass-through Voters, unless required to by applicable law. Trust shall notify Life Company of any shareholder proposal upon its inclusion in the proxy solicitation materials filed with the SEC.



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       7.3 Trust shall comply with all provisions of the '40 Act requiring voting by shareholders, and in particular Trust will either provide for annual meetings or comply with Section 16(c) of the '40 Act (although Trust is not one of the trusts described in Section 16(c) of that Act) as well as Sections 16(a) and, if and when applicable, 16(b). Further, Trust shall act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rule the SEC may promulgate with respect thereto.

       7.4 If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the '40 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Exemptive Order, then Trust, and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.


                          Article VIII. INDEMNIFICATION

       8.1 Indemnification by Life Company. Life Company agrees to indemnify and hold harmless Trust, Adviser and each of their directors, principals, officers, employees and agents and each person, if any, who controls Trust or Adviser within the meaning of Section 15 of the '33 Act (collectively, the "Indemnified Parties" for purposes of Sections 8.1, 8.2, 8.3 and 8.4 of this Article VIII) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Life Company, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of Trust shares or the Variable Contracts and:

       (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or sales literature of the Variable Contracts or contained in the Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Life Company or an affiliate thereof by or on behalf of Trust for use in the registration statement or prospectus for the Variable Contracts or in the Variable Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or Trust shares; or

       (b) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of Trust not supplied by Life Company or an affiliate thereof) or wrongful conduct of Life Company or persons under its control, with respect to the sale or distribution of the Variable Contracts or Trust shares; or

       (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature of Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Trust for inclusion therein by or on behalf of Life Company; or

       (d) arise out of any failure by Life Company to provide in all material respects the specified services and furnish the materials under the terms of this Agreement; or

       (e) arise out of or result from any material breach of any representation and/or warranty made by Life Company in this Agreement or arise out of or result from any other material breach of this Agreement by Life Company.

       8.2 Life Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of Indemnified Party's willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to Trust or Adviser, whichever is applicable.

       8.3 Life Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Life Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served on any designated party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Life Company of any such claim shall not relieve Life Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, Life Company shall be entitled to participate, at its own expense, in the defense thereof. Life Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from Life Company to such party of Life Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Life Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

       8.4 Trust or Adviser agrees promptly to notify Life Company of the commencement of any litigation or proceedings against it or any of its officers, trustees or directors in connection with the issuance or sale of the shares of the selected Portfolio(s) or the operations of the Trust.

       8.5 Indemnification by Trust and Adviser. Trust and Adviser agree to indemnify and hold harmless Life Company and each of its directors, officers, employees, and agents and each person, if any, who controls Life Company within the meaning of Section 15 of the '33 Act (collectively, the "Indemnified Parties" for the purposes of Sections 8.5, 8.6, 8.7 and 8.8 of this Article
VIII) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Trust or Adviser, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of Trust shares or the Variable Contracts and:

       (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or sales literature of Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Adviser or Trust or an affiliate thereof by or on behalf of Life Company for use in the Registration Statement or prospectus for Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or Trust shares; or

       (b) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Variable Contracts not supplied by Trust, Adviser or an affiliate thereof) or wrongful conduct of Trust or Adviser or persons under their control, with respect to the sale or distribution of Trust shares; or

       (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Variable Contracts or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Life Company for inclusion therein by or on behalf of Trust; or

       (d) arise out of any failure by Trust or Adviser to provide in all material respects the specified services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Section 2.10 of this Agreement); or

       (e) arise out of or result from any material breach of any representation and/or warranty made by Trust or Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by Trust or Adviser.

       8.6 Trust or Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Life Company or the Separate Accounts, whichever is applicable.

       8.7 Trust or Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Trust or Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served on any designated party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Trust or Adviser of any such claim shall not relieve Trust or Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, Trust or Adviser shall be entitled to participate, at its own expense, in the defense thereof. Trust or Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from Trust or Adviser to such party of Trust or Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Trust or Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

       8.8 Life Company agrees promptly to notify Trust or Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Variable Contracts or the operation of each Separate Account.

                          Article IX. TERM; TERMINATION

       9.1 This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

       9.2 This Agreement shall terminate in accordance with the following provisions:

       (a) At the option of Life Company or Trust at any time from the date hereof upon 180 days' notice, unless a shorter time is agreed to by the parties;

       (b) At the option of Life Company, if Trust shares are not reasonably available to meet the requirements of the Variable Contracts as determined by Life Company. Prompt notice of election to terminate shall be furnished by Life Company, said termination to be effective ten (10) days after receipt of notice unless Trust makes available a sufficient number of shares to reasonably meet the requirements of the Variable Contracts within said ten-day period;

       (c) At the option of Life Company, upon the institution of formal proceedings against Trust or Adviser by the SEC, the NASD, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Life Company's reasonable judgment, materially impair Trust's ability to meet and perform Trust's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by Life Company with said termination to be effective upon receipt of notice;

       (d) At the option of Trust, upon the institution of formal proceedings against Life Company or the principal underwriter for the Variable Contracts by the SEC, the NASD, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Trust's reasonable judgment, materially impair Life Company's ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by Trust with said termination to be effective upon receipt of notice;

       (e) In the event Trust's shares are not registered, issued or sold in accordance with applicable federal and/or state law and any applicable rules and regulations thereunder, or such law precludes the use of such shares as the underlying investment media for Variable Contracts issued or to be issued by Life Company. Termination shall be effective upon such occurrence without notice;

       (f) Upon the receipt of any necessary regulatory approvals, or requisite vote of Pass-through Voters having an interest in the Portfolios, to substitute for shares of the Portfolios the shares of another investment company in accordance with the terms of the applicable Variable Contracts. Life Company shall give sixty (60) days' written notice to Adviser of any proposed request for regulatory approvals or vote to replace the Portfolios' shares;

       (g) At the option of Trust if the Variable Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if Trust reasonably believes that the Variable Contracts may fail to so qualify. Termination shall be effective upon receipt of notice by Life Company;

       (h) At the option of Life Company, upon Trust's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of Life Company within thirty (30) days after written notice of such breach is delivered to Trust;

       (i) At the option of Trust, upon Life Company's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of Trust within thirty (30) days after written notice of such breach is delivered to Life Company;

       (j) At the option of Trust, if the Variable Contracts are not registered, issued or sold in accordance with applicable federal and/or state law and any applicable rules and regulations thereunder. Termination shall be effective immediately upon such occurrence without notice; and

       (k) In the event this Agreement is assigned without the prior written consent of Life Company, Trust and Adviser. Termination shall be effective immediately upon such occurrence without notice.

       9.3 If the need for substitution of the shares of another investment company, pursuant to Section 26(b) of the '40 Act, arises out of the failure of the Portfolios' shares to be registered, issued or sold to Life Company in conformance with federal law, or such law precludes the use of shares of the Portfolios as underlying investment media for Variable Contracts issued or to be issued by the Company as a result of a failure of Trust to comply with such law, the expenses of obtaining such order shall be reimbursed by Adviser. Adviser shall cooperate with Life Company in connection with such application.

       9.4 Notwithstanding any termination of this Agreement pursuant to subsections (a), (b), (c), (e), (f) (h), and/or (k) (hereinafter referred to as the "Qualifying Subsections") of Section 9.2 hereof, and unless the further sale of shares of the Portfolios is proscribed by applicable law or the SEC or other regulatory body, Trust will continue to make available additional Trust shares, as provided below, pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the Owners of the Existing Contracts shall be permitted to reallocate investments in Trust, redeem investments in Trust and/or invest in Trust upon the payment of additional premiums under the Existing Contracts. In the event of a termination of this Agreement pursuant to the Qualifying Subsections of Section 9.2 hereof, Trust and Adviser, as promptly as is practicable under the circumstances, shall notify Life Company whether Trust under applicable law may continue to make Trust shares available after such termination. If Trust shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect and thereafter either Trust or Life Company may terminate the Agreement, as so continued pursuant to this Section 9.4, upon sixty (60) days' prior written notice to the other party. This Section 9.4 shall not apply in the event of termination of this Agreement pursuant to subsections (d), (g), (i) and/or (j) of Section 9.2 hereof.


       9.5 Except as necessary to implement Variable Contract Owner initiated transactions, or as required by state insurance laws or regulations, Life Company shall not redeem the shares attributable to the Variable Contracts (as opposed to the shares attributable to Life Company's assets held in the Separate Accounts), and Life Company shall not prevent Variable Contract Owners from allocating payments to a Portfolio that was otherwise available under the Variable Contracts until sixty (60) days after Life Company shall have notified Trust of its intention to do so.



                               Article X. NOTICES

Any notice hereunder shall be given by registered or certified mail return receipt requested to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

            If to Life Company:     Indianapolis Life Insurance Company
                                    2960 N. Meridian Street
                                    Indianapolis, Indiana 46208
                                    Attention:  Janis Funk, Esq.

            If to Trust:            SAFECO Resource Series Trust
                                    4333 Brooklyn Avenue N.E.
                                    Seattle, Washington 98185
                                    Attention:  Controller

            If to Adviser:          SAFECO Asset Management Company
                                    4333 Brooklyn Avenue N.E.
                                    Seattle, Washington 98185
                                    Attention:  Institutional Division

       Notice shall be deemed given on the date of receipt by the addressee as evidenced by the return receipt.

                            Article XI. MISCELLANEOUS

       11.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

       11.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

       11.3 This Agreement may not be assigned by any party without the written consent of all parties.

       11.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

       11.5 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Washington. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.

       11.6 It is understood and expressly stipulated that neither the shareholders of shares of any Portfolio nor the Trustees or officers of Trust or any Portfolio shall be personally liable hereunder. No Portfolio shall be liable for the liabilities of any other Portfolio. All persons dealing with Trust or a Portfolio must look solely to the property of Trust or that Portfolio, respectively, for enforcement of any claims against Trust or that Portfolio. It is also understood that each of the Portfolios shall be deemed to be entering into a separate Agreement with Life Company so that it is as if each of the Portfolios had signed a separate

Agreement with Life Company and that a single document is being signed simply to facilitate the execution and administration of the Agreement.

       11.7 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

       11.8 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

       11.9 No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by Trust, Adviser and Life Company.

       IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Trust Participation Agreement as of the date and year first above written.

                                SAFECO Resource Series Trust



                                By:
                                   ------------------------------
                                Name: Neal A. Fuller
                                Title: Vice President and Controller

                                SAFECO Asset Management Company



                                By:
                                   ------------------------------
                                Name: Leslie Eggerling
                                Title: Vice President


                                Bankers Life Insurance Company of New York


                                By:
                                   ----------------------------
                                Name:
                                     --------------------------
                                Title:
                                      -------------------------

                                   SCHEDULE A

SAFECO Resource Series Trust - Portfolios

Equity Portfolio
Growth Portfolio



Bankers Life Insurance Company of New York - Variable Contracts

Visionary Choice Variable Annuity

                                   SCHEDULE B

Separate Accounts and Sub-Accounts                           Selected Portfolios
----------------------------------                           -------------------

Bankers Life Insurance Company of New York Account I

      Safeco Resource Equity Portfolio Sub-Account            Equity Portfolio

      Safeco Resource Growth Portfolio Sub-Account            Growth Portfolio